Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports Third Quarter Fiscal Year 2026 Results

Reports 8.5% Increase in ARR to $22.1 Million, Net Income of $860,000 and 14% Year-over-Year Growth in Adjusted EBITDA

HENDERSON, Nev., May 14, 2026 — Research Solutions, Inc. (NASDAQ: RSSS), the leading AI-powered research workflow platform, reported financial results for its fiscal third quarter ended March 31, 2026.

Fiscal Third Quarter 2026 Summary (compared to prior-year quarter)

•	Total revenue of $12.1 million, compared to $12.7 million in the prior-year period.

•	Annual Recurring Revenue (“ARR”) up 8.5% to $22.1 million, which includes approximately $15.7 million of B2B recurring revenue and $6.4 million of B2C recurring revenue.

•	Net income of $860,000 increased 297%, or $0.03 per diluted share, compared to $216,000 or $0.01 per diluted share.

•	Adjusted EBITDA increased 14% to $1.6 million. On a trailing twelve-month ("TTM") basis, the Company has now generated Adjusted EBITDA of $6.0 million, which represents a 12.3% margin.

•	Platform revenue increased 6.6% to $5.2 million. Platform revenue accounted for 43% of total revenue as compared to 38% in the prior-year quarter.

•	Fifteen net new deployments in the quarter and 10% deployment growth over past 12 months.

•	Cash flow from operations was $1.0 million, compared to $2.9 million in the prior-year period, reflecting timing of billings and changes in working capital. On a trailing twelve-month basis, the Company has generated $5.7 million in cash flow from operations.

•	Total gross margin improved 220 basis points to 51.7% on gross profit of $6.3 million.

“We introduced a pair of new AI-based products in recent months, giving Article Galaxy and Scite users the ability to search, review and acquire scientific literature within their existing AI tools. Simplifying the process is critical in an ever-changing research environment, and these tools help us remain an integral partner with researchers. We remain focused on executing over the long term to drive value for our shareholders.” said Roy W. Olivier, President and CEO of Research Solutions. “Our third quarter results reflect the improving profitability and growth prospects of our business, even within a softer operating environment. The continued focus across our Platform business is expanding consolidated gross margin and our strategic investment in sales and marketing is helping drive upsells for existing customers and signing larger deals with new logos.”

Fiscal Third Quarter 2026 Results

Total revenue was $12.1 million, compared to $12.7 million in the year-ago quarter. Platform revenue growth was more than offset by a decline in lower margins transactions revenue.

Platform subscription revenue for the quarter was $5.2 million, a 6.69% increase from the prior-year period. The increase was primarily due to organic growth in the core B2B platform, due to a mix of new logo generation as well as upsells and cross-selling into existing customers. The quarter ended with annual recurring revenue of $22.1 million, up 8.5% year-over-year (see the Company’s definition of annual recurring revenue below).

Transaction revenue was $7.0 million, compared to $7.8 million in the third quarter of fiscal 2025. The decrease was due to lower volume from a known churned customer and a few large customers. The transaction active customer count for the quarter was 1,346, compared to 1,380 customers in the prior-year quarter (see the Company's definition of active customer accounts and transactions below).

Total gross margin improved 220 basis points from the prior-year quarter to 51.7%. The increase was primarily driven by the continued revenue mix shift to the higher-margin Platforms business.

Total operating expenses were $5.2 million, compared to $5.7 million in the third quarter of 2025. The decrease was primarily related to reduced general and administrative and stock-based compensation expenses.

Net income in the third quarter was $860,000, or $0.03 per diluted share, compared to net income of $216,000, or $0.01 per diluted share, in the prior-year quarter. Adjusted EBITDA was $1.6 million, compared to $1.4 million in the year-ago quarter (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Conference Call

Management will host the conference call, followed by a question-and-answer period.

Date: Thursday, May 14, 2026

Time: 5:00 p.m. ET (2:00 p.m. PT)

Dial-in number: 1-203-518-9708

Conference ID: RESEARCH

The conference call will be broadcast live and available for replay until June 14, 2026 by dialing 1-412-317-6671 and using the replay ID 11160801, and via the investor relations section of the Company's website at http://researchsolutions.investorroom.com/.

Fiscal Third Quarter Financial and Operational Summary Tables vs. Prior-Year Quarter

	Quarter Ended March 31,				Nine Months Ended March 31,
	2026	2025	Change	% Change	2026	2025	Change	% Change
Revenue:
Platforms	$5,160,565	$4,839,929	$320,636	6.6%	$15,506,250	$13,770,831	$1,735,419	12.6%
Transactions	6,960,996	7,821,434	(860,438)	-11.0%	20,720,147	22,849,233	(2,129,086)	-9.3%
Total Revenue	12,121,561	12,661,363	(539,802)	-4.3%	36,226,397	36,620,064	(393,667)	-1.1%

Gross Profit:
Platforms	4,456,896	4,229,623	227,273	5.4%	13,569,545	11,993,516	1,576,029	13.1%
Transactions	1,808,636	2,037,457	(228,821)	-11.2%	5,098,235	5,860,533	(762,298)	-13.0%
Total Gross Profit	6,265,532	6,267,080	(1,548)	0.0%	18,667,780	17,854,049	813,731	4.6%

Gross profit as a % of revenue:
Platforms	86.4%	87.4%	-1.0%		87.5%	87.1%	0.4%
Transactions	26.0%	26.0%	-0.1%		24.6%	25.6%	-1.0%
Total Gross Profit	51.7%	49.5%	2.2%		51.5%	48.8%	2.8%

Operating Expenses:
Sales and marketing	1,508,897	1,607,678	(98,781)	-6.1%	4,824,319	4,141,172	683,147	16.5%
Technology and product development	1,513,074	1,394,936	118,138	8.5%	4,525,646	4,274,543	251,103	5.9%
General and administrative	1,625,042	1,845,412	(220,370)	-11.9%	4,920,996	5,783,789	(862,794)	-14.9%
Depreciation and amortization	312,402	312,013	389	0.1%	944,893	930,341	14,552	1.6%
Stock-based compensation	248,608	594,639	(346,031)	-58.2%	674,539	1,546,950	(872,411)	-56.4%
Foreign currency translation loss (gain)	12,529	(44,519)	57,048	-128.1%	31,385	(119,205)	150,590	126.3%
Total Operating Expenses	5,220,552	5,710,159	(489,607)	-8.6%	15,921,778	16,557,590	(635,813)	-3.8%
Income from operations	1,044,980	556,921	488,059	87.6%	2,746,002	1,296,459	1,449,544	111.8%

Other Income (Expenses):
Other expenses	(162,607)	(327,042)	164,435	50.3%	(537,232)	(2,316,404)	1,779,172	76.8%
Provision for income taxes	(22,168)	(13,410)	(8,758)	-65.3%	(52,258)	(74,816)	22,558	30.2%
Total Other Expenses:	(184,775)	(340,452)	155,677	45.7%	(589,490)	(2,391,220)	1,801,730	75.3%
Net income (loss)	$860,205	$216,469	643,736	297.4%	$2,156,512	$(1,094,761)	3,251,274	297.0%
Adjusted EBITDA	$1,618,519	$1,419,054	$199,465	14.1%	$4,396,819	$3,654,545	$742,274	20.3%

	Quarter Ended March 31,				Nine Months Ended March 31,
	2026	2025	Change	% Change	2026	2025	Change	% Change
Platforms:
B2B ARR (Annual recurring revenue):
Beginning of Period	$15,318,954	$12,738,256	$2,580,697	20.3%	$14,197,598	$12,060,201	$2,137,397	17.7%
Incremental ARR	397,970	735,818	(337,848)	-45.9%	1,519,326	1,413,873	105,453	7.5%
End of Period	$15,716,923	$13,474,074	$2,242,849	16.6%	$15,716,923	$13,474,074	$2,242,849	16.6%

Deployments:
Beginning of Period	1,232	1,090	142	13.0%	1,171	1,021	150	14.7%
Incremental Deployments	15	43	(28)	-65.1%	76	112	(36)	-32.1%
End of Period	1,247	1,133	114	10.1%	1,247	1,133	114	10.1%

ASP (Average sales price):
Beginning of Period	$12,434	$11,686	$748	6.4%	$12,124	$11,812	$312	2.6%
End of Period	$12,604	$11,892	$711	6.0%	$12,604	$11,892	$711	6.0%

B2C ARR (Annual recurring revenue):
Beginning of Period	$6,441,416	$6,371,381	$70,035	1.1%	$6,721,356	$5,363,129	$1,358,227	25.3%
Incremental ARR	(80,748)	506,545	(587,293)	NM	(360,688)	1,514,797	(1,875,485)	-123.8%
End of Period	$6,360,668	$6,877,926	$(517,258)	-7.5%	$6,360,668	$6,877,926	$(517,258)	-7.5%

Total ARR (Annualized recurring revenue):	$22,077,591	$20,352,000	$1,725,591	8.5%	$22,077,591	$20,352,000	$1,725,591	8.5%

Transaction Customers:
Corporate customers	1,009	1,060	(51)	-4.8%	995	1,062	(67)	-6.3%
Academic customers	337	320	17	5.3%	336	323	13	4.0%
Total customers	1,346	1,380	(34)	-2.5%	1,331	1,385	(54)	-3.9%

Active Customer Accounts, Transactions and Annual Recurring Revenue

The Company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The Company defines annual recurring revenue (“ARR”) as the value of contracted Platform subscription recurring revenue normalized to a one-year period. For B2C ARR, this includes the annualized value of monthly subscriptions, meaning their monthly value multiplied by twelve.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions’ management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the Company’s operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other (income) expense, foreign currency transaction (gain) loss, provision for income taxes, depreciation and amortization, stock-based compensation, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended March 31,				Nine Months Ended March 31,
	2026	2025	Change	% Change	2026	2025	Change	% Change

Net Income (loss)	$860,205	$216,469	$643,736	297.4%	$2,156,512	$(1,094,761)	$3,251,274	297.0%
Add (deduct):
Other (income) expense	162,607	327,042	(164,435)	NM	537,232	2,316,404	(1,779,172)	-76.8%
Foreign currency translation loss (gain)	12,529	(44,519)	57,048	-128.1%	31,385	(119,205)	150,590	126.3%
Provision for income taxes	22,168	13,410	8,758	65.3%	52,258	74,816	(22,558)	-30.2%
Depreciation and amortization	312,402	312,013	389	0.1%	944,893	930,341	14,552	1.6%
Stock-based compensation	248,608	594,639	(346,031)	-58.2%	674,539	1,546,950	(872,411)	-56.4%
Adjusted EBITDA	$1,618,519	$1,419,054	$199,465	14.1%	$4,396,819	$3,654,545	$742,275	20.3%

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) is a vertical SaaS and AI Company that simplifies research workflow for academic institutions, life science companies, and research organizations worldwide. As one of the only publisher-independent marketplaces for scientific, technical, and medical (STM) content, the Company uniquely combines AI-powered tools—including an intelligent research assistant and full-text search capabilities—with seamless access to both open access and paywalled research. The platform enables organizations to discover, access, manage and analyze scientific literature more efficiently, accelerating the pace of scientific discovery. For more information and details, please visit www.researchsolutions.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding enhanced product offerings, additional customers, creating long-term value for shareholders and the Company’s prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	June 30,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$12,050,396	$12,227,312
Accounts receivable, net of allowance of $94,234 and $182,324, respectively	7,601,477	7,191,234
Prepaid expenses and other current assets	893,176	580,257
Prepaid royalties	132,426	925
Total current assets	20,677,475	19,999,728

Non-current assets:
Property and equipment, net of accumulated depreciation of $1,003,915 and $964,883, respectively	57,859	60,769
Intangible assets, net of accumulated amortization of $3,648,497 and $2,736,773, respectively	8,836,604	9,686,241
Goodwill	16,372,979	16,372,979
Deposits and other assets	998	957
Total assets	$45,945,915	$46,120,674

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,687,477	$7,443,757
Deferred revenue, current portion	11,105,272	10,702,120
Contingent earnout liability, current portion	7,310,763	7,363,152
Total current liabilities	25,103,512	25,509,029

Non-current liabilities:
Deferred revenue, long-term portion	56,508	—
Contingent earnout liability, long-term portion	1,726,046	6,683,488
Total liabilities	26,886,066	32,192,517

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 33,154,273 and 32,479,993 shares issued and outstanding, respectively	33,154	32,480
Additional paid-in capital	42,023,679	39,059,557
Accumulated deficit	(22,887,181)	(25,043,693)
Accumulated other comprehensive loss	(109,803)	(120,187)
Total stockholders’ equity	19,059,849	13,928,157
Total liabilities and stockholders’ equity	$45,945,915	$46,120,674

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025

Revenue:
Platforms	$5,160,565	$4,839,929	$15,506,250	$13,770,831
Transactions	6,960,996	7,821,434	20,720,147	22,849,233
Total revenue	12,121,561	12,661,363	36,226,397	36,620,064

Cost of revenue:
Platforms	703,669	610,306	1,936,705	1,777,315
Transactions	5,152,360	5,783,977	15,621,912	16,988,700
Total cost of revenue	5,856,029	6,394,283	17,558,617	18,766,015
Gross profit	6,265,532	6,267,080	18,667,780	17,854,049

Operating expenses:
Selling, general and administrative	4,908,149	5,398,145	14,976,885	15,627,248
Depreciation and amortization	312,402	312,013	944,893	930,341
Total operating expenses	5,220,551	5,710,158	15,921,778	16,557,589

Income from operations	1,044,981	556,922	2,746,002	1,296,460

Other income	83,919	78,868	305,897	496,392
Accreted interest expense	(246,526)	—	(843,129)	—
Change in fair value of contingent earnout liability	—	(405,910)	—	(2,812,796)

Income (loss) before provision for income taxes	882,374	229,880	2,208,770	(1,019,944)
Provision for income taxes	(22,168)	(13,410)	(52,258)	(74,816)

Net income (loss)	860,206	216,470	2,156,512	(1,094,760)

Other comprehensive income (loss):
Foreign currency translation	3,558	(3,324)	10,384	(6,855)
Comprehensive income (loss)	$863,764	$213,146	$2,166,896	$(1,101,615)

Basic income (loss) per common share:
Net income (loss) per share	$0.03	$0.01	$0.07	$(0.04)
Weighted average common shares outstanding	31,999,813	31,033,022	31,619,417	30,597,410

Diluted income (loss) per common share:
Net income (loss) per share	$0.03	$0.01	$0.07	$(0.04)
Weighted average common shares outstanding	32,435,370	32,139,935	32,154,594	30,597,410

Research Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	March 31,
	2026	2025

Cash flow from operating activities:
Net income (loss)	$2,156,512	$(1,094,760)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	944,893	930,341
Stock options expense	239,818	146,751
Restricted common stock expense	434,721	1,400,199
Accreted interest expense	843,129	—
Adjustment to contingent earnout liability	—	2,812,796
Changes in operating assets and liabilities:
Accounts receivable	(410,243)	(754,258)
Prepaid expenses and other current assets	(312,919)	17,826
Prepaid royalties	(131,501)	311,938
Accounts payable and accrued expenses	(724,921)	(338,502)
Deferred revenue	459,660	1,331,920
Net cash provided by operating activities	3,499,149	4,764,251

Cash flow from investing activities:
Purchase of property and equipment	(28,609)	(11,571)
Net cash used in investing activities	(28,609)	(11,571)

Cash flow from financing activities:
Proceeds from the exercise of stock options	157,500	—
Common stock repurchase	(47,385)	(908,393)
Payment of contingent acquisition consideration - Scite and FIZ	(3,766,263)	(91,174)
Net cash used in financing activities	(3,656,148)	(999,567)

Effect of exchange rate changes	8,692	(1,137)
Net increase (decrease) in cash and cash equivalents	(176,916)	3,751,976
Cash and cash equivalents, beginning of period	12,227,312	6,100,031
Cash and cash equivalents, end of period	$12,050,396	$9,852,007

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$52,258	$74,816

Non-cash investing and financing activities:
Contingent consideration accrual on asset acquisition	$—	$29,394
Common stock issued for Scite earnout payment	$2,180,142	$—

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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